CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 of Bancroft Fund Ltd., and to the use of our report dated December 21, 2017 on the financial highlights for each of the two years in the period ended October 31, 2017 of Bancroft Fund LTD. Such financial highlights appear in the 2017 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

December 14, 2021